Exhibit 10.6

SEPARATION AGREEMENT

AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made as of the 6th day of June, 2013 (“Signature Date”) between Mathew F. Lueras (“Employee”) and Uranium Resources, Inc. (“the Company” or “URI”), collectively referred to as “the Parties.”

RECITALS

Employee is employed by URI in the position of Vice President — Corporate Development, which employment relationship is terminable at will by either party at any time without notice.

Employee is being terminated but the Parties wish to continue Employee’s employment under a contract for a limited period of time during which time Employee will transition Employee’s duties to others and perform other assigned tasks.

URI policy provides for severance pay at the discretion of the Company in exchange for a release of claims.

Employee is willing to give URI a general release of all claims, if any, arising from Employee’s employment with URI and the termination of that employment.

AGREEMENT

1.                                      Continued Employment; Duties; Termination.  Employee’s employment by URI will terminate effective at midnight, MDT, on June 30, 2013 (“Termination Date”).  From the Signature Date until the Termination Date (“Employment Period”), URI will continue to employ Employee as Vice President — Corporate Development.  The Employment Period may only be extended upon a mutual agreement of the Parties in a writing signed by the Parties that specifically refers to this Agreement.  “Employment Period” and “Termination Date” also refer to any extensions of the original Employment Period in accordance with this Section 1.  Employee will no longer be employed by the Company in any capacity after the Employment Period.

During the Employment Period, Employee will continue to devote substantially all of Employee’s professional time and efforts to the business of the Company, will act in the best interests of the Company and will cooperate with the President and Chief Executive Officer of the Company (“President”).  Employee’s duties will include those normally performed by URI’s Vice President — Corporate Development and such additional duties as may be assigned by the President.  If, in his sole and complete discretion, the President changes Employee’s title and/or Employee’s duties or responsibilities such changes will apply for purposes of this Agreement.  Employee acknowledges that Employee owes the Company a fiduciary duty of loyalty and that any obligations described in this Agreement are in addition to, and not in lieu of, any obligations Employee owes the Company as a matter of law.

2.                                      Transitional Duties.  In addition, Employee will be responsible for completing the following tasks (“Transitional Duties”) during the Employment Period:  (i) transition the duties of Vice President — Corporate Development to the person(s) identified by the President; (ii) close all Company offices in New Mexico by terminating leases and cancelling utilities and other contractual support activities; and (iii) arrange for the shipment of furniture, files and other items to the Company’s office in Denver.

3.                                      Salary; Transition Bonus; Benefits.  During the Employment Period, the Company will continue to pay Employee’s current annual base salary of $126,000 (“Base Salary”), less withholding, in accordance with the Company’s regular payroll practices.  If, in the sole and complete discretion of the President, Employee works until the Termination Date and completes the Transitional Duties within the Employment Period, Employee will be eligible for a discretionary performance bonus (the “Transition Bonus”), which will consist of a lump sum payment equivalent to no more than three (3) weeks of Employee’s Base Salary less withholding.  The amount, if any, of the Transition Bonus will be determined by the President acting in his sole and complete discretion, payable within twenty-one (21) days after the Termination Date, and based on the extent to which the Transitional Duties were timely completed.

During the Employment Period, Employee will continue to be eligible to participate in all employee benefits programs in which Employee participates as of the Signature Date.  Within ten (10) days after the Termination Date, Employee will submit Employee’s final expense reimbursement statement and required documentation reflecting all business expenses Employee incurred through the Termination Date, if any, for which Employee seeks reimbursement.  The Company will reimburse Employee for such final expenses within twenty-one (21) days of the Termination Date.

4.                                      Return of Company Property.  Upon demand of URI at any time, Employee will return to URI all originals and copies of all files, books, records, software and any other documents, materials and information of URI, including any records prepared by Employee, regardless of the form in which such information is maintained.  At the same time, Employee will return to URI all other property of URI in Employee’s possession including but not limited to all keys, company car, cellular telephone, credit cards, computer, computer peripheral devices, personal digital assistant, and all other equipment of any kind.  Further, Employee will provide URI with complete access to all URI servers, data bases and any other electronically stored information over which Employee has any control.  If any information of URI is stored on any computer or other digital or electronic device to which Employee has access, on or before the Termination Date Employee will verify that Employee no longer has access to such information.  Employee also represents that Employee has not transferred, without authority, any confidential or proprietary information of URI to any third party.

5.                                      Confidential Information.  During the course of Employee’s employment, Employee acquired information that is confidential and/or proprietary to URI.  Employee acknowledges a continuing obligation not to use or disclose, or allow the use or disclosure by others of, any confidential or proprietary information of URI without the prior express written consent of the President.  If Employee is uncertain about whether any information is confidential Employee will treat such information as confidential until otherwise instructed by the President.

6.                                      Severance Payment.  As additional consideration for entering into this Agreement, and provided that Employee signs and does not revoke the Supplemental Release (attached to this Agreement) on or after the Termination Date, URI will pay Employee severance pay in an amount equivalent to three (3) weeks of Employee’s Base Salary, less withholding, payable in a lump sum within twenty-one (21) days after the Termination Date.

The Parties agree that in the absence of entering into this Agreement, Employee is not otherwise entitled to the consideration described in this Section 6.  Employee will not receive any other payment or benefit from any other person or source whatsoever in exchange for entering into this Agreement.  The Company has not and will not award any bonus payment to Employee for any service rendered in calendar year 2012 and has not and will not award any bonus payment or partial bonus payment to Employee for any service rendered in calendar year 2013 through the Termination Date (other than the possibility for a Transition Bonus as discussed in Section 3 of this Agreement), and Employee acknowledges that Employee has not and will not be awarded any bonus payment or any portion of any bonus payment for calendar years 2012 or 2013 (other than the possibility for a Transition Bonus as discussed in Section 3 of this Agreement).

7.                                      [Reserved]

8.                                      Assistance to Company.  Employee agrees that Employee will personally provide reasonable assistance and cooperation to URI and its agents and attorneys in activities related to the prosecution or defense of pending or future litigation, lawsuits, charges, or claims involving URI or its employees.  Employee will promptly notify URI if Employee receives requests or inquiries from anyone other than a manager or agent of URI for information regarding URI which could reasonably be construed as seeking proprietary, non-public, or confidential information or if Employee becomes aware of any potential claim or proposed litigation against URI.  If Employee is required by law or order of government authority to provide testimony regarding any matter related to URI, Employee agrees to consult with legal counsel designated by URI and will request and agree to such counsel being present for such testimony.  URI agrees to pay the fees and costs of such designated counsel.  Employee will cooperate with URI and URI’s attorneys to assist their efforts and will hold all privileged communications in the strictest confidence unless ordered to do otherwise by a court of competent jurisdiction or other government authority.

9.                                      Non-solicitation.  For a period of two years after the Signature Date, Employee will not directly or indirectly on Employee’s own behalf or on behalf of any other entity: (a) solicit or induce any employee of URI to leave the employ of URI; or (b) use the services of any employee of URI in competition with URI.  Employee acknowledges that money damages would not be a sufficient remedy for any breach of this Section 9 by Employee and agrees that URI will be entitled to specific performance and injunctive relief as remedies for any such breach or any threatened breach.  Such remedies will not be deemed the exclusive remedies for a breach of this

Section 9 but will be in addition to all remedies available at law or in equity including, without limitation, the recovery of damages from Employee.

10.                               Release of Claims.  Employee fully releases and forever discharges URI and all of the Released Parties (defined below) from all liability for any and all claims, demands, losses, liabilities, promises, and causes of action of any nature whatsoever (known and unknown) that Employee may now have or may have had arising on or before the Signature Date of this Agreement.  This release includes, without limitation, all claims relating in any way to Employee’s employment by, association with, and termination of employment from URI (collectively referred to as “Claims”). THIS IS A GENERAL RELEASE subject only to the specific exceptions set forth below.

Claims released by Employee include, but are not limited to, any claims for monetary damages, salary, wages, bonuses, vacation, flex time, expenses, attorneys’ fees, indemnities, and other remedies or damages sought in any legal proceeding or charge filed with any court, federal, state or local agency either by Employee or by any person or entity claiming to act on Employee’s behalf or in Employee’s interest.  Claims released include all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (“ADEA”) including the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Ledbetter Fair Pay Act, the Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, the Employee Retirement Income Security Act, the Workers Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Family and Medical Leave Act, Chapters 28 and 50 of the Annotated Statutes of New Mexico, including but not limited to the New Mexico Human Rights Act, and any other local, city, county, state or federal statutes, laws, regulations or ordinances prohibiting harassment, discrimination or retaliation or otherwise governing the employment relationship.  The Claims released include, but are not limited to, claims arising under any other federal, state, or local laws or causes of action restricting an employer’s right to terminate, discipline, promote, demote, or pay employees, or otherwise regulating employment including, but not limited to, any laws or causes of action related to: breach of implied employment contracts or covenants; wage and hour violations; wrongful discharge; breach of a bargaining agreement; any grievance under a bargaining agreement; breach of any contract, agreement or promise made prior to the Signature Date; physical or personal injury; medical expenses; mental anguish and/or emotional distress; intentional or negligent infliction of emotional distress; interference with contractual relations; fraud; intentional or negligent misrepresentation; libel; slander; defamation; invasion of privacy; violation of public policy; retaliatory discharge; breach of any sort of duty; prima facie tort or any other tort; claims for denial of due process or violation of corporate policy or procedure; and any other similar or related claims.  The Claims released include claims seeking any monetary or other remedies for Employee, directly or indirectly, that in any way are brought on behalf of a government including, but not limited to, any proceeding under the qui tam provisions of the Civil False Claims Act, 31 U.S.C. §§ 3729 et seq., whether or not the government joins the proceeding.

11.                               Release Exceptions.  Employee understands that nothing herein prevents Employee from filing an administrative charge of discrimination with the United States Equal Employment Opportunity Commission (“EEOC”) or the New Mexico Department of Workforce Solutions Human Rights Bureau (“DWS”).  Employee will not seek, accept, or be entitled to any monetary relief, whether for Employee individually or as a member of a class or group, arising from an EEOC or DWS charge filed by Employee or on Employee’s behalf.  Employee acknowledges that nothing in this Release will be interpreted to discourage or interfere with

Employee’s rights under the Older Workers Benefit Protection Act to test the knowing and voluntary nature of the waiver of claims under the ADEA.  Employee is not releasing:  (a) any rights to enforce this Agreement; (b) any rights to benefits Employee may have under any benefit plans of URI (including any retirement plans or programs); (c) any claims for unemployment compensation; (d) any claims under applicable state and federal worker’s compensation and occupational injuries or illnesses statutes arising from Employee’s employment with URI; or (e) any rights of conversion or continuation of coverage under employee benefit plans of URI as provided in COBRA and other applicable law.

12.                               Released Parties.  “Released Parties” means URI and its parent, subsidiary and affiliated corporations as well as their officers, directors, agents, and employees (other than Employee) whether acting in their individual or official capacities.

13.                               Non-liability.  Employee acknowledges and agrees that liability for all claims which could have been asserted by Employee is denied by the Released Parties and this Agreement will never be treated by any person or entity at any time for any purpose as an admission or evidence of any liability or violation of law on the part of any Released Party.

14.                               ADEA Acknowledgements.  Employee acknowledges voluntarily signing this Agreement and knowingly and voluntarily waiving any rights Employee may have under the ADEA. Employee further acknowledges that Employee has been advised by this writing, as required by the ADEA, that:  (a) the waiver and release specified in this Section do not apply to any rights or claims that may arise after the date Employee signs this Agreement; (b) Employee has been advised to consult with an attorney prior to signing this Agreement; (c) Employee has at least twenty-one (21) days from the date that Employee first received this Agreement to consider this Agreement (although Employee may choose to sign it sooner); (d) Employee has seven (7) days after signing this Agreement to revoke it (“Revocation Period”); and (e) this Agreement will not be effective until Employee has returned it to URI’s President and the Revocation Period has expired (the “Effective Date”).  The Parties agree that any changes to this Agreement during the twenty-one day (21) consideration period, whether the changes are material or immaterial, do not restart the running of that period.  Employee acknowledges that no promise, inducement or agreement of any kind or character has been made to Employee by the Released Parties or anyone acting for them except as is expressly stated in this Agreement.

15.                               Confidentiality of Agreement.  Employee will keep strictly confidential the existence of this Agreement as well as its terms, including the consideration described above, and that neither Employee nor any of Employee’s representatives or agents will communicate or otherwise disclose to any individual (except Employee’s spouse, legal counsel, and tax advisor), entity, representative of the news media, or member of the public at large the existence of or the specific terms or conditions of this Agreement, except with the written consent of URI or as may be required by law or order of any court.  Employee agrees to advise Employee’s spouse, legal counsel, and tax advisor of this confidentiality provision and to use Employee’s best efforts to prevent disclosure by such persons.

16.                               Non-disparagement.  Employee will not make any statements (directly or indirectly, in any individual or representative capacity) to the media or in any public forum, whether verbal or written, that disparage or may reasonably be interpreted to disparage any Released Party or URI’s products or services.  This provision covers electronic communications including, but not limited to, social networking sites, emails, and blogs.

17.                               Future References.  Employee will direct to URI’s President, only, any potential future employers or other parties seeking a reference on Employee from URI.

18.                               Pending Claims; Indemnity.  Employee represents that all known or suspected violations of public policy, ethics, law, rule, or regulation, if any, have been disclosed in writing to URI and that Employee has not filed any administrative claims or charges against URI with any local, tribal, state, or federal agency or court.  Employee represents that Employee has not assigned or transferred any of the Claims to any person or entity.  Employee agrees to indemnify and defend URI from any and all claims or damages arising out of any action brought by any assignee or transferee of the Claims.

19.                               Governing Law; Construction.  This Agreement is made and entered into in the State of New Mexico and will be interpreted, enforced and governed under the laws of the State of New Mexico without reference to the principles of conflict of laws.  The language of all parts of this Agreement will in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.  Employee understands that this is a complete and final release that will be construed as broadly as possible to avoid litigation.  In the event that any provision of this Agreement is for any reason held to be illegal or unenforceable, this Agreement will be revised only to the extent necessary to make this Agreement legal and enforceable.

20.                               Entire Agreement.  This Agreement, including the Supplemental Release, contains the entire agreement between the Parties.  This Agreement fully supersedes any and all prior agreements, arrangements, or understandings between the Parties relating to the subject matter of this Agreement.  All prior and contemporaneous negotiations are incorporated into this Agreement or will be deemed abandoned if not incorporated into this Agreement.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  This Agreement cannot be changed or terminated orally.

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I, Mathew F. Lueras, HAVE CAREFULLY READ AND CONSIDERED THIS AGREEMENT AND FULLY UNDERSTAND THE EXTENT AND IMPACT OF ITS PROVISIONS.  I HAVE HAD A FULL OPPORTUNITY TO CONSULT AN ATTORNEY CONCERNING THIS AGREEMENT.  I HAVE SIGNED THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND OR TYPE WHATSOEVER.  NO OTHER PROMISES HAVE BEEN MADE TO ME WITH RESPECT TO THIS MATTER.  I UNDERSTAND THAT I MAY REVOKE THIS AGREEMENT WITHIN SEVEN (7) DAYS BY SIGNING A NOTICE OF REVOCATION AND NOTIFYING THE COMPANY OF SUCH REVOCATION AND THAT IF I DO NOT EXERCISE MY RIGHT TO REVOKE WITHIN SEVEN (7) DAYS, THIS AGREEMENT BECOMES IRREVOCABLE.

AGREED this 6th day of June, 2013.

/s/ Mathew F. Lueras

EMPLOYEE

AGREED this 10th day of June, 2013, for URI:

	By	/s/ Christopher Jones

Christopher M. Jones, President and CEO